__________________________________________________________________________
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 12, 2002

TREK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32491	75-2416059
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4925 Greenville Avenue
Suite 955
Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 373-0318

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Item 4. Changes in Registrant's Certifying Accountant

       Our board of directors dismissed the accounting firm of Ernst & Young LLP effective as of August 12, 2002. Simultaneously, our board of directors approved the engagement of Hein & Associates, LLP as our independent auditor. This change in auditors was primarily made in connection with cost reduction initiatives, and was approved by our board of directors and our audit committee.

       The audit reports of Ernst & Young LLP for the fiscal years ended September 30, 2000 and September 30, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. We did not have any disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosures or auditing scope procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter in their reports.

       A copy of the disclosure made in response to this item has been provided to Ernst & Young LLP. Their response, indicating agreement with these statements, is attached as an exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

16.1	Response Letter from Ernst & Young LLP addressed the Securities and Exchange Commission, dated August 13, 2002, regarding certain disclosures made herein.

Item 9. Regulation FD Disclosure.

       Attached as Exhibit 99.1 is the certification of Michael E. Montgomery, our President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board under Section 906 of the Sarbanes-Oxley Act of 2002 ( the "Certification"). The Certification accompanied as correspondence to the Securities and Exchange Commission the filing of our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2002 on August 14, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREK RESOURCES, INC.

Dated: August 14, 2002	By: /s/ Michael E. Montgomery
Name: Michael E. Montgomery
Title: President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description

16.1	Response Letter from Ernst & Young LLP addressed the Securities and Exchange Commission, dated August 13, 2002, regarding certain disclosures made herein.

99.1

Certification of Michael E. Montgomery, President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Trek Resources, Inc., dated August 14, 2002, relating to Trek's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2002.